                                                                    EXHIBIT 10.5



                       OPERATING AND THROUGHPUT AGREEMENT

                                     BETWEEN

                              RIDLEY TERMINALS INC.



                                       AND



                       SULPHUR CORPORATION OF CANADA LTD.












                           DATED AS OF JANUARY 1, 1999

                               TABLE OF CONTENTS

  1.               Interpretation ................................................................................2
  2.               Services to be Provided by RTI ................................................................6
  3.               Scheduling Train Arrivals .....................................................................6
  4.               Estimated Time of Arrival of Trains ...........................................................6
  5.               Pre-Unloading for Trains ......................................................................7
  6.               Unloading Procedure for Trains ................................................................7
  7.               Receipt and Acceptance of Sulphur from Trains .................................................8
  8.               Specifications of Unit Trains .................................................................9
  9.               Rail Delayed Arrival Charges ..................................................................9
  10.              Scheduling Vessel Arrivals ....................................................................9
  11.              Notice of Readiness...........................................................................10
  12.              Laydays.......................................................................................10
  13.              Loading and Hatch Covers......................................................................11
  14.              Loading Facilities for Vessels................................................................11
  15.              Demurrage and Despatch and Loading Rate.......................................................12
  16.              Calculation of Tonnes Loaded..................................................................13
  17.              Partially Loaded Vessels......................................................................13
  18.              Combined Loading..............................................................................14
  19.              Deliveries to and from the Sulphur Terminal...................................................14
  20.              Sulphur Terminal Personnel ...................................................................14
  21.              Extra Services ...............................................................................15
  22.              Throughput Rates and Exclusivity .............................................................15
  23.              Method of Payment ............................................................................16
  24.              Throughput Guarantee and Mutual Commitment....................................................17
  25.              Indemnification...............................................................................18
  26.              Force Majeure.................................................................................19
  27.              Insurance.....................................................................................21
  28.              Limitation of Liability and Immunity..........................................................21
  29.              Option to Renew...............................................................................21
  30.              Default and Termination.......................................................................22
  31.              Arbitration...................................................................................24
  32.              Taxes.........................................................................................24
  33.              Confidentiality...............................................................................25
  34.              Severability..................................................................................26
  35.              Assignment....................................................................................26
  36.              Applicable Law and Interpretation.............................................................26
  37.              Method of Notice..............................................................................27
  38.              Entire Agreement..............................................................................27
  39.              Review of Agreement Terms.....................................................................27
  40.              Counterparts .................................................................................28

  SCHEDULES:

  Schedule "A" - Rates
  Schedule "B" - Services For The Sulphur Terminal

                          OPERATING AND THROUGHPUT AGREEMENT

  THIS AGREEMENT is dated for reference the lst day of January, 1999

  BETWEEN:

                    RIDLEY TERMINALS INC., a body corporate duly incorporated under the laws of Canada, having an office at Prince Rupert, British Columbia;

                    ("RTI")

  AND:

                   SULPHUR CORPORATION OF CANADA LTD., an Alberta company extra-provincially registered in British Columbia under No. A48453 having its head office at Suite 620, Alberta Stock Exchange Tower, 300 - 5th Avenue, S.W., Calgary, Alberta, T2P 3C4;

                   ("SCC')

  WHEREAS:

A. RTI owns and operates a bulk cargo handling facility at Ridley Island, Port of Prince Rupert;

B. SCC intends to develop, construct and operate a sulphur handling facility and related works at Ridley Island, Port of Price Rupert;

C. SCC has entered or will enter into contracts to store and process sulphur at the Facility (as defined herein) and to deliver sulphur to and transport sulphur from the Facility;

D. SCC desires to engage the services of RTI to provide terminal, storage, processing and shipping services for the Sulphur Terminal, subject to the terms and conditions contained herein; and

E. SCC and RTI wish to enter into this Agreement for the operation of the Sulphur Terminal on the terms and conditions hereinafter set out.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

                   INTERPRETATION

                   In and for the purpose of this Agreement, unless there is something in the subject or context inconsistent therewith:

          (a) "Adjustment Date" has the meaning set forth in Section 24.3 of this Agreement.

          (b) "Approved Plans" means the plans and specifications for the Project approved by SCC, RTI and PRPC pursuant to Subsection
                   5.3 of the Project Agreement.

          (c) "Buyers" means the purchasers of sulphur with whom SCC has contracted to deliver such sulphur.

          (d) "Coal Terminal" means the existing bulk coal handling facility operated by RTI at Ridley Island, Prince Rupert.

          (e) "Commencement Date" means the date that sulphur is first delivered to the Facility from a Unit Train.

          (f)     "Contract Year" means January I to December 3 1.

          (g) "CPI" means the All-Items Canadian Consumer Price Index as published by Statistics Canada or such successor Index as may replace same, or, in the event no such Index or successor Index exists, then the most comparable Index appropriately adjusted.

          (h) "Customs" means the customs office designated by the Minister of National Revenue for business relating to customs at Port of Prince Rupert at Ridley Island.

          (i) "Delivery Periods" has the meaning set forth in Section 24.3 of this Agreement.

                  "dwt" means deadweight tonnes of 1,000 kilograms.

          (k) "ETA" means estimated time of arrival of a Unit Train or Vessel, as the case may be.

          (1) "Event of Default" has the meaning set forth in Section 30.1 of this Agreement.

          (m) "Exclusivity Period" means the period commencing from the date of this Agreement and ending on that date which is five years following the earlier of: (i) the date that sulphur is first delivered to an ocean-going vessel at the Facility, and
                   (ii) February 15, 2000.

          (n) "Facility" means the Coal Terminal and Sulphur Terminal together.

          (0) "Final Notice" has the meaning set forth in Section 26,5 of this Agreement.


          (p)      "Force Majeure Event" has the meaning set forth in Section
                   26.4 of this Agreement.

          (q) "Formed Sulphur" means sulphur pellets in a consistent and standardized format, convenient to store and handle, with a minimum of dust creation both in storage and in loading and able to retain product integrity through the bulk handling process.

          (r) "Liquid Sulphur" means liquid sulphur at a minimum temperature of 280 degrees Fahrenheit.

          (s)      "Maximum Annual Throughput" has the meaning set forth in
                   Section 24.6 of this Agreement.

          (t)      "Minimum Shipment Requirement" has the meaning set forth in
                   Section 24.2 of this Agreement.

          (u) "Notice" has the meaning set forth in Section 26.4 of this Agreement.

          (v)      "Notice of Readiness" has the meaning set forth in Section
                   11. 1 of this Agreement.

          (O) "Phase I Head Lease" has the meaning given to that term in the Project Agreement.

          W Phase I Sublease" means the sublease entered into between RTI and SCC which is entitled "Phase I Sublease" and which is dated as of January 1, 1999, as amended from time to time.

          (Y) "Phase II Head Lease" has the meaning given to that term in the Project Agreement.

          W "Phase 11 Sublease" means the sublease entered into between RTI and SCC which is entitled "Phase II Sublease" and which is dated as of January 1, 1999, as amended from time to time.

          (aa) "Port" means the Port of Prince Rupert on Ridley Island in the Province of British Columbia.

          (ab) "Prime Rate" means the floating annual rate of interest announced by RTI's principal banker as its reference rate then in effect for determining interest rates on Canadian dollar commercial loans made in Canada by such bank and commonly known as its "Prime Rate".
          (ac) "PRPC" means Prince Rupert Port Corporation and includes all entities which hereafter become the head lessor under the Phase I Head Lease or the Phase 11 Head Lease.

          (ad) "Project" means the financing, development, design and construction of the Sulphur Terminal.

          (ae) "Project Agreement" means the Sulphur Handling Facility Project Agreement entered into between RTI and SCC dated January 1, 1999 governing the development and construction of the Sulphur Terminal, as amended from time to time.

          (af) "Prorated Tonnage" has the meaning set forth in Section 24.3 of this Agreement.

          (ag)     "Quarterly Adjustment" has the meaning set forth in Section

          (ah)     "Railway" means CN Rail.

          (ai) "Second Period" means the period of the Term commencing upon the expiry of the Exclusivity Period and ending upon the expiry of the Term, excluding any extensions of the Term pursuant to Section 29.2.

          (aj) "Services" has the meaning set forth in Section 2.1 of this Agreement.

          (ak) "Statutory Holidays" means New Year's Day (from noon on December 31 to 8:00 a.m. on January 2), Good Friday, Easter Monday, Victoria Day (Monday before May 25), Canada Day (the first day of July), B.C. Day (the first Monday of August), Labour Day (the first Monday of September), Thanksgiving Day (the second Monday of October), Remembrance Day

                   (November 11), from noon on December 24, Christmas Day (December 25), and Boxing Day (December 26), and any other statutory holiday or holidays which may be declared by the federal or provincial governments and, for greater certainty, means in respect of each such holiday the declared hours set out above or otherwise agreed to between RTI and its employees from time to time.

          (al) "Subleased Lands" means those lands subleased to SCC pursuant to the Subleases.

          (am)     "Subleases" means the Phase I Sublease and the Phase Il
                   Sublease;

          (an) "Sulphur Terminal" means the sulphur handling facility proposed to be financed, developed, designed and constructed by SCC at Ridley Island, Port of Prince Rupert pursuant to the Project Agreement and operated by RTI under the terms of this Agreement.

          (ao) "Suppliers" means the suppliers with whom SCC has contracted for the purchase of sulphur.

          (ap) "Tern" has the meaning set forth in Section 2.1 of this Agreement.

          (aq) "Transition Period" means that period, if any, which commences upon the expiry of the Exclusivity Period and terminates at the commencement of the first full Contract Year following such expiry.

          (at)     "Unit Trains" means unit trains as described in the Approved
                   Plans.

          (as) "Vessels" means the ships on which sulphur is to be loaded under this Agreement and which shall meet the specifications set forth in Subsections 14.1 and 14.2 of this Agreement.

1.2 All dollar amounts referred to in this Agreement are expressed in Canadian dollars, unless otherwise specified.

1.3 The following are the Schedules annexed hereto and incorporated by reference and deemed to be part thereof:

                  Schedule "A" - Rates
                  Schedule "B" - Services for the Sulphur Terminal

1.4 The terms of Schedule "B" to this Agreement shall be agreed to no later than August 31, 1999. Upon agreement, such terms shall be inserted into Schedule "B" and shall form part of this Agreement, to the same extent as if such terms had been included in Schedule "B" at the date hereof.

2. SERVICES TO BE PROVIDED BY RTI

2.1 RTI shall provide the following services (the "Services") to SCC with effect from the Commencement Date until the expiry of the Contract Year ending December 31, 2008 (the "Term"):

          (a) Receive Liquid Sulphur destined for the Sulphur Terminal from Unit Trains;

          (b) Within the Sulphur Terminal, transport Liquid Sulphur to and from storage and to the forming plant, and transport Formed Sulphur from the forming plant to storage, less such quantities lost in reasonable and prudent handling operations;

          (c) Transport Liquid Sulphur and Formed Sulphur from the Sulphur Terminal to Vessels, less such quantities lost in reasonable and prudent handling operations;

          (d) Generally perform in connection with the services enumerated in clauses (a) through (c) above the services necessarily performed by bulk cargo terminal operators subject to all applicable laws and regulations and the provisions of this Agreement; and

          (e) Furnish personnel for the operation and maintenance of the Sulphur Terminal in accordance with the terms of Schedule "B".

2.2 SCC hereby grants to RTI an irrevocable license to occupy the Subleased Lands and the Sulphur Terminal for the purpose of enabling RTI to furnish the services to be provided by it under this Agreement.

3. SCHEDULING TRAIN ARRIVALS

3.1 At least 15 days before the beginning of each month, SCC will notify RTI of SCC's planned schedule for the delivery of sulphur by Unit Trains to the Facility during that month. Sulphur will be so delivered on a reasonably uniform basis throughout each Contract Year.

4. ESTIMATED TIME OF ARRIVAL OF TRAINS

4.1 SCC shall cause the Railway to notify RTI of the ETA of each Unit Train at the Facility at least four hours prior to such ETA.

4.2 If a Unit Train arrives at the Facility prior to its ETA, unloading may be commenced at any time prior to ETA at RTI's option.

5. PRE-UNLOADING FOR TRAINS

5.1 SCC shall cause the Railway to place, at its expense, each Unit Train on the trackage provided at the Facility with all rail cars properly coupled, all air hoses properly connected and the train line completely charged.

5.2 Following the arrival of the Unit Train, RTI may inspect the Unit Train to determine that it is in a safe and undamaged condition. The time required to perform such inspection shall be included in the computation of unloading time.

5.3 If on such inspection or subsequent inspection or handling any rolling stock is found to be damaged or the Unit Train is in any other respect found to be unsafe, RTI will immediately notify SCC. SCC shall repair or remove any damaged rolling stock as soon as possible thereafter and ensure that the Unit Train is in a safe condition for unloading. The time taken to do so will not be included in the computation of unloading time.

6. UNLOADING PROCEDURE FOR TRAINS

6.1 RTI shall make commercially reasonable efforts to move each Unit Train through the Facility using a maximum unloading time of 24 hours from the time of arrival of such Unit Train. Any delay during the course of unloading caused by the Railway, due to the unavailability of crew to move Unit Trains or otherwise, or caused by insufficient storage space for Liquid Sulphur at the Facility shall not be included in unloading time.

6.2 SCC shall furnish or ensure that the Railway furnishes the locomotive power necessary to move Unit Trains during unloading operations.

6.3 RTI will handle any rail car or locomotive in its possession in accordance with proper and safe operating procedures. RTI will declare each Unit Train ready for movement from the Facility with all couplers properly coupled, all air hoses properly connected, and the train line completely charged. The Railway may then inspect the Unit Train, and the time taken for such inspection shall not be included in unloading time. If in any such inspection it is ascertained that a rail car or locomotive has been damaged or that any coupler is not properly coupled, any air hose is not properly connected, or the train line not completely charged, SCC shall cause the Railway to notify RTI prior to the departure of the Unit Train from the Facility. Any deficiency in the coupling, connection or charging of any Unit Train shall be corrected by RTI and the time required for such correction will be included in the unloading time. If the Railway moves a Unit Train from the Facility, the said inspection will be deemed to have been made. RTI shall not be responsible for, and SCC shall fully indemnify RTI from liability for and all direct and indirect costs associated with, any claim by the Railway or any other third party arising from or in connection with any damage to a rail car or locomotive or any deficiency in the coupling, connection or charging of any Unit Train, unless RTI has been notified of such damage or deficiency prior to the time that the Unit Train is moved from the Facility.

6.4 RTI will use all reasonable efforts to ensure that each rail car is completely unloaded. SCC and RTI shall co-operate, and SCC shall cause the Railway to co-operate, in establishing monitoring systems to ensure that unloading is complete.

6.5 If any locomotives or rail cars are damaged or destroyed by RTI while in the possession or under the control of RTI, such rail equipment shall be switched or removed and, subject to Section 6.3, repaired or replaced at the expense of RTI. RTI shall be deemed to be in possession of locomotives and rail cars so damaged or destroyed while they are at the Facility.

6.6 RTI and SCC agree that the Facility and associated trackage will be available for the acceptance of Unit Trains 24 hours per day, every day including Saturdays, Sundays and holidays but excluding Statutory Holidays, provided that if the Facility and associated trackage are made available on Statutory Holidays, SCC shall pay all overtime and other costs arising from the performance of work on a Statutory Holiday.

7. RECEIPT AND ACCEPTANCE OF SULPHUR FROM TRAINS

7.1 If RTI is unable to receive a Unit Train at or deliver it from the Facility for any reason, RTI shall forthwith notify the Railway and SCC at the earliest time possible, recognizing that delays caused by inability to receive or deliver a Unit Train for any reason may in turn cause additional delays because of the necessity to operate such train at a different time.

7.2 Each Unit Train shall carry Liquid Sulphur. Any cars carrying anything other than Liquid Sulphur may be set aside by RTI for later dumping at the earliest opportunity, or RTI may refuse to unload such cars provided RTI so notifies SCC and the Railway.

7.3 RTI shall not be liable for delay in dumping a Unit Train if the delay is caused by mechanical or inherent defects in the Unit Train or because the sulphur is of such a nature that normal discharge is not possible in RTI's estimation.

7.4 If and when RTI incurs damages (including economic loss and consequential damage) or extra costs resulting from dumping cars carrying anything other than Liquid Sulphur (no matter who caused such non-qualification provided that it was not RTI), SCC shall pay such damages and extra costs. RTI shall provide notice by telephone within 24 hours, Saturdays, Sundays and Statutory Holidays excepted, indicating non-qualification.

8. SPECIFICATIONS OF UNIT TRAINS

8.1 The specifications for Unit Train loads and dimensions shall be as agreed to in the Approved Plans. Railcars which do not meet specifications outlined in the Approved Plans shall be set aside while SCC and the Railway rectify the situation, and, if corrective action is not taken within 15 days, SCC shall cause the Railway to remove the railcars from the Facility.

9. RAIL DELAYED ARRIVAL CHARGES

9.1 SCC agrees that commencing with the Unit Train Arrival Date, if a Unit Train arrives at the Facility more than two hours after the ETA stated by the Railway, SCC will pay to RTI for each such hour after two hours to a maximum of eight hours for each occurrence an amount equal to $345. SCC shall pay such amounts to RTI within 15 days of its receipt of an invoice from RTI detailing such amounts. For the purposes of this Subsection "Unit Train Arrival Date" means the first date of arrival at the Facility of a Unit Train which meets in length the specified number of cars agreed to by the parties in the Approved Plans.

10. SCHEDULING VESSEL ARRIVALS

10.1 Prior to the Commencement Date and thereafter prior to each Contract Year, SCC shall provide RTI with a written schedule of the proposed shipping schedule for the period from the Commencement Date until the commencement of the following full Contract Year or for the forthcoming Contract Year, as the case may be.

10.2 To allow RTI to coordinate deliveries to Vessels of sulphur with other cargo handled at the Coal Terminal, SCC shall provide RTI with written schedules as follows:

          (a) At least 13 days prior to the commencement of each month, SCC shall submit to RTI a proposed shipping schedule for the following month which includes the names of the Vessels slated for loading during such month, evenly spaced, their ETA at the Port and the approximate tonnage to be loaded. RTI shall notify SCC of either its proposed revision or approval of such schedule within three days after receipt of the schedule. The actual schedule, as approved by RTI and SCC, shall specify the tonnage to be loaded on board each Vessel, with a 10% allowance, the name and approximate tonnage in dwt of each Vessel and the ETA at the Port for each Vessel scheduled for such month.

          (b) SCC shall notify RTI at least 14 days in advance of the arrival of each Vessel of its ETA and the declared quantity of sulphur to be loaded on board the Vessel. Where such ETA or tonnage differs significantly from the ETA or tonnage set out in the schedule approved under Subsection 10.2(a), SCC, RTI and the relevant Buyer will negotiate together in good faith to arrive at a mutually satisfactory solution of any problems thereby occasioned. If no such solution can be agreed upon, the acceptance of such Vessel shall be subject to SCC's approval. SCC shall arrange that the master of the arriving Vessel advises by radio to RTI the Vessel's ETA at each of seven days, 48 hours and 24 hours before it is expected to arrive at the Port.

          (c) At the time of submission of the monthly shipping schedule provided for in Subsection 10.2(a), SCC shall have used its best efforts to schedule successive arrivals of the Vessels of its Buyers for loading sulphur at the Port two clear days apart.

11. NOTICE OF READINESS

11.1 Notice of readiness ("Notice of Readiness") may be tendered by the Vessel after its arrival at the Port during or outside of usual business hours, and will be accepted at any time of day or night, Saturdays, Sundays and holidays included, but excluding Statutory Holidays, provided the Vessel is cleared by Customs and is in free pratique. Notice of Readiness shall be given in writing to RTI at the Coal Terminal.

11.2 If the Vessel is ordered to await berth at a place where free pratique is not normally granted, Notice of Readiness may be tendered by radio subject to free pratique being granted subsequently. In the event that free pratique is not granted, the previous Notice of Readiness shall be considered null and void, and the Vessel shall tender a new Notice of Readiness when in free pratique and ready to load. Vessels shall give Notice of Readiness and be loaded in order of actual arrival at the Port.

12. LAYDAYS

12.1 Laydays shall commence 24 hours after tender of Notice of Readiness, provided the Vessel is in every respect ready to load sulphur, in free pratique and is cleared by Customs, whether the Vessel is in berth or not, unless sooner worked. Notwithstanding the foregoing, unless the Vessel is sooner worked, laytime will not start to count before the "Allowed Time" for the "Previously Loaded Vessel" has elapsed, where (i) "Allowed Time" means 24 hours, plus one hour for (A) each 10,000 dwt or part thereof of cargo over 150,000 dwt actually loaded in the case of Vessels loading coal or petroleum coke or (B) each 2,000 dwt or part thereof of cargo over 30,000 dwt actually loaded in the case of Vessels loading sulphur, after laytime commences for such Vessel, and (ii) "Previously Loaded Vessel" means, in relation to a Vessel which has given Notice of Readiness (the "Vessel's Notice"), the Vessel which immediately prior to the giving of the Vessel's Notice has given Notice of Readiness under this Agreement, is ready to load sulphur, is in free pratique and is cleared by Customs.

12.2 After laytime commences, any time lost due to the berth not being available to the Vessel shall count as laytime unless such non-availability is caused by SCC or Vessel. The time from the time the Vessel is ordered by RTI to proceed to berth until the Vessel is alongside the berth and is ready in all respects to load sulphur shall not count as laytime. Any delays caused by Vessel are not to count as laytime used. Time lost for reasons beyond RTI's control as set forth in Part 26 shall not count as laytime used, provided RTI gives SCC notice thereof in accordance with Part 26. Laytime shall terminate upon completion of loading.

12.3 Laytime shall include the time taken for the final draught survey provided that same has been completed with reasonable dispatch. Laytime shall not include the time taken for any intermediate draught survey requested by a Vessel's master. Laydays at the Coal Terminal shall be weather working days of 24 consecutive hours, including Saturdays, Sundays and holidays, but excluding, unless used in which case the time actually used shall be counted, the Statutory Holidays. Each Vessel shall only proceed to berth for loading after receiving instructions from RTI.

13. LOADING AND HATCH COVERS

13.1 SCC shall cause each Vessel to provide all necessary lights for night loading and to remove and replace hatch covers at the expense of the Vessel.

14. LOADING FACILITIES FOR VESSELS

14.1 The maximum size of Vessels permitted to berth without special authorization from the manager of RTI is as follows:


                                     Maximum
                                     -------
LOA                                 325 meters

Beam                                 50 meters

Draught                              20 meters

Vessels on which Formed Sulphur is to be loaded shall not be less than 20,000 dwt and shall not exceed 75,000 dwt. Vessels on which Liquid Sulphur is to be loaded shall not be less than the minimum size agreed to in the Approved Plans and shall not exceed 75,000 dwt.

14.2 The distance from the forward end of number one hatch to the aft end of the hatch furthest aft must not exceed 240 metres. Vessels to be furnished for shipment of Formed Sulphur pursuant to this Agreement will be modern, single deck bulk carriers commonly used in the sulphur trade and suitable in every respect for loading cargo in the usual way at the Coal Terminal. No tween deck Vessels will be used.

14.3 Vessels not conforming to the specifications in Section 14.1 and 14.2 above may be accepted from time to time, subject to the written consent of RTI.

15. DEMURRAGE AND DESPATCH AND LOADING RATE

15.1 If, for reasons other than the Vessel's default, RTI shall fail to load a Vessel within the laytime allowed calculated from the average rates of loading in tonnes per weather working day below, then demurrage shall be paid by RTI for all time lost after allowable laytime and, if the Vessel is sooner loaded than required as aforesaid, then despatch shall be paid by SCC for laytime saved. Unless otherwise mutually agreed pursuant to the review process provided for in
Section 15.2, the rates are as follows:


                                                                  Demurrage for Loading Per
       Vessel Size                     Loading Rate               24-Hour Day' (Pro Rata for
         (dwt)                         Tonnes/Day                      Part) (U.S.$)

  Minimum dwt (as set out
  in Subsection 14. 1) to and           10,000
  including 30,000 dwt.
  Over 30,000 dwt.
                                        15,000

0)The above is predicated upon use of self trimming bulk carriers. Dispatch rates are one half demurrage rates.

15.2 At the written request of EITHER party made within three months of the commencement of any Contract Year, and no more frequently than once annually, demurrage and despatch rates will be reviewed in good faith by the parties in light of then prevailing circumstances so as to maintain the rates at reasonable commercial levels. If the parties fail to agree on the rates within one month of the date of delivery of the written request, the matter may be submitted by either party to arbitration pursuant to Part 3 1. The arbitrator so appointed shall determine commercially reasonable rates, which shall be retroactive to the beginning of the applicable Contract Year.

15.3 In the event of a Vessel subject to demurrage being prevented from being loaded or sailing because of anything described in Part 26, so that RTI believes a Vessel will be delayed for more than seven days, RTI shall advise SCC and the parties will try and resolve the matter; otherwise, after the seven day period has expired, at the request of RTI, SCC shall arrange for the Vessel to sail with less than a full load.

16. CALCULATION OF TONNES LOADED

16.1 The tonnages loaded shall be determined by a survey of Vessel's draught and utilizing vessel immersion scale weights to the nearest tonne by a marine surveyor designated by SCC and satisfactory to RTI. The Certificate of Weight prepared by the aforementioned marine surveyor shall be conclusive and shall constitute the basis for use in determining final settlement between the parties. Such weighing shall be for SCC's account.

16.2 RTI may have a representative of its own choosing present at all times when the weights are being computed or calculated. SCC shall cause such surveyor to deliver a copy of such survey to SCC and RTI forthwith following such survey.

17. PARTIALLY LOADED VESSELS

17A In this paragraph, "partially loaded vessels" means a Vessel that either arrives at the Coal Terminal with some of its holds loaded with cargo, or following the loading of sulphur thereon, departs the Coal Terminal with some of its holds empty. From time to time RTI shall accept partially loaded vessels, but only on the following terms and conditions:

          (a) RTI shall be obliged to load only into holds that are completely empty and that have hatch openings sufficient to permit the cargo loading devices at the Coal Terminal to operate at normal speed;

          (b) for the purpose of determining the average rate of loading of Cargo on board a partially loaded Vessel, the dwt shall be deemed conclusively to be equal to the number of tonnes of sulphur loaded thereon rather than the actual dwt of that Vessel; and

         (C) any demurrage or dispatch money payable hereunder in respect of a partially loaded vessel shall be determined on the basis of the dwt size of the partially loaded vessel.

17.2 Both parties agree that the nomination of Vessels for partial loading of small quantities of cargo is undesirable and will only be done by SCC in very exceptional circumstances.

18. COMBINED LOADING

18.1 In this paragraph, "combined loading" means the loading on board a Vessel at the Coal Terminal of both SCC's sulphur and cargo belonging to one or more other persons. RTI will from time to time accept Vessels for combined loading on the condition that the combined quantity of SCC's sulphur to be loaded and the other intending shipper(s)' stockpile(s) at the Coal Terminal are together adequate to fully load the Vessel, and on the further condition that such combined loading is acceptable to RTI.

18.2 The average rate of loading in case of combined loading shall be determined on the basis of the dwt size of the combined loaded Vessel. If there is no established custom for determining laytime or paying demurrage or dispatch money for combined loading at the Coal Terminal, these matters will be agreed by RTI, SCC and the Buyers of such cargo prior to such loading. The time take for draught survey for combined loading shall not count as laytime.

19. DELIVERIES TO AND FROM THE SULPHUR TERMINAL

19.1 RTI shall transport sulphur to the Sulphur Terminal from Unit Trains and from the Sulphur Terminal to Vessels.

19.2 SCC shall make commercially reasonable efforts to ensure that deliveries of Liquid Sulphur to Vessels during each month are not less than 50% of all sulphur loaded onto Vessels.

20. SULPHUR TERMINAL PERSONNEL

20.1 RTI shall famish the necessary personnel to operate the Sulphur Terminal in accordance with the operating procedures set forth in Schedule "B" and to perform routine and minor maintenance and repairs to liquid and dry storage facilities, forming plant and boiler comprising the Sulphur Terminal. In addition, RTI shall furnish first aid, security and office and administration services for the Sulphur Terminal in accordance with Schedule "B" hereto or as otherwise agreed by the parties from time to time. The throughput rates payable by SCC pursuant to Section 22.1 are inclusive of the foregoing services and facilities but do not include labour and out-of-pocket costs for maintenance and repair services performed by RTI. Other than the two front-end loaders which RTI has agreed to purchase at its own cost, all equipment and other items required by RTI to operate the Sulphur Terminal shall be provided by SCC at its sole cost and expense.

20.2 At the end of each month during the Term, RTI will provide SCC with a statement setting forth in detail the maintenance and repair costs reasonably incurred by RTI in connection with the Sulphur Terminal and showing the amount (which amount shall include a 10% profit allowance) which SCC is required to pay therefor. Within 15 days after receipt of the statement, SCC will pay the amount required to be paid by it hereunder.

20.3 The provision of maintenance and repairs to the Sulphur Terminal deemed, in RTI's reasonable estimation, to be major or non-routine shall be excluded from this Agreement. RTI may perform such maintenance and repairs, subject to the prior agreement of the parties hereto as to rates for personnel and profit allowance for the same.

21. EXTRA SERVICES

21.1 Any additional or extraordinary services of RTI not contemplated by this Agreement shall be provided subject to such extra charges as shall be agreed upon by the parties acting reasonably.

21.2 Ordinary services to be provided by RTI consist of one handling of sulphur by discharging Unit Trains, transporting sulphur to the Facility and transporting sulphur from the Facility to Vessels. Ordinary services to be provided by RTI do not include mechanical trimming, blending of cargo, supplying labour to work in abnormal conditions, rehandling, resorting or shifting of sulphur at instruction of Vessel or Vessel's officer or otherwise through no fault of RTI. If RTI is required by a Vessel's master to fill holds abnormally full in such a way that cargo is accumulated on the deck of the Vessel, the sweeping and/or cleaning of the Vessel's decks shall not be for the account of RTI.

22. THROUGHPUT RATES AND EXCLUSIVITY

22.1 SCC shall pay to RTI the following throughput rates in the manner set forth in Part 23 for the discharge of the Unit Train, the handling of sulphur to the Facility, and the handling of sulphur from the Facility to the Vessel:

          (a) during the Exclusivity Period, the throughput rates set forth in Schedule "A"; and

          (b) during the Second Period, the throughput rates agreed upon by the parties hereto at or about the end of the Exclusivity Period, and failing such agreement the throughput rates arbitrated in the manner set out below in Section 31 and Schedule 'A".

22.2 RTI hereby grants to SCC the exclusive right to handle and throughput sulphur at the Facility during the Exclusivity Period. After the expiry of the Exclusivity Period, RTI shall be free to handle and throughput sulphur other than SCC's sulphur at the Facility, subject if applicable to the prior agreement of the parties hereto as to rates for the use of the Sulphur Terminal storage and processing facilities.

22.3 RTI shall pay to SCC a fee of $ /tonne for each tonne of products, other than sulphur, which are delivered to Buyers through the Coal Terminal during the Exclusivity Period using that portion of RTI's pipe and conveyor delivery systems constructed by SCC under the Project Agreement, provided that this charge shall only apply in the event that the delivery of such products exceeds a cumulative amount of 500,000 tonnes and then the charge shall only apply in respect of the tonnage delivered in excess of 500,000. If such fee becomes payable at any time during the Exclusivity Period, RTI shall within 30 days of the end of each calendar quarter during such period make payment to SCC of the amount payable to it. RTI will take into consideration its commitment to providing the best quality service in a cost effective way when evaluating a decision to effect any such deliveries if the same may result in a material adverse impact on the throughput of sulphur under this Agreement.

22.4 The parties agree that in the event that the operation of the Sulphur Terminal does not achieve the minimum specifications set out in the Approved Plans the parties shall at the request of RTI renegotiate the applicable throughput rates and other charges of RTI under this Agreement and, failing agreement, shall arbitrate such rates and charges in the manner set out in
Section 31 and, if applicable, Schedule "A" to this Agreement.

23. METHOD OF PAYMENT

23.1 RTI shall invoice SCC upon receipt of the sulphur at the Facility a charge of one-half of an amount equal to the throughput rates then in force for sulphur multiplied by the weight measurement provided by SCC, provided that if RTI disputes such measurement it may provide its own measurement, and the actual measurement shall be settled by the parties acting reasonably.

23.2 RTI shall invoice on the loading of the sulphur onto Vessels and after RTI and SCC have received a copy of the draught survey of the Vessel a charge of one-half of an amount equal to the throughput rate then in force multiplied by the weight measurement as determined by such draught survey.

23.3 Should the weather be such that an accurate draught survey is impossible in the opinion of the surveyor, RTI shall upon loading invoice SCC in respect of 90% of the tonnage determined by RTI, in the case of Formed Sulphur, from the conveyor belt scales used to load sulphur into the Vessel or, in the case of Liquid Sulphur, from the pipeline flow meter or by such other means agreed to by the parties and any necessary further payment or refund will be invoiced on receipt of an "out turn" weight certificate or a survey by a surveyor selected by SCC and acceptable to RTI at the port of discharge. SCC shall deliver such certificate or survey to RTI not later than 30 days from the date of sailing from the Coal Terminal.

23.4 All invoices are payable upon presentation to SCC or its representative. The amount of any invoice not paid by SCC within 15 days of presentment shall bear interest from the date of presentment to the date of payment at a rate equal to the Prime Rate plus 2%.

24. THROUGHPUT GUARANTEE AND MUTUAL COMMITMENT

24.1 SCC hereby guarantees that a cumulative minimum of 1,000,000 tonnes of sulphur shall be loaded onto Vessels during the Exclusivity Period. If, at the end of the Exclusivity Period, SCC shall have caused to be loaded less than the foregoing amount, SCC shall, within 30 days of the expiry of the Exclusivity Period, pay to RTI an amount equal to the shortfall in volume multiplied by the throughput rate then in force pursuant to Schedule "A" for annual shipments up to and including 300,000 tonnes (which rate is currently $!!! per tonne, subject to CPI adjustments).

24.2 SCC hereby guarantees that a minimum of 200,000 tonnes of sulphur shall be loaded onto Vessels in each of the Contract Years for the balance of the Term (the "Minimum Shipment Requirement") from and after the expiry of the Exclusivity Period, provided that the Minimum Shipment Requirement shall be prorated for the Transition Period, by multiplying the Minimum Shipment Requirement by the same proportion that the Transition Period bears to a full Contract Year.

24.3 In this Subsection 24.3:

          (a) "Delivery Periods" means each period of three, six, nine and twelve months in a Contract Year commencing on January 1 of that Contract Year and ending March 31, June 30, September 30 and December 31, respectively; and

          (b) "Adjustment Dates" means the last days of each of the Delivery Periods.

Subject to Sections 24.4 and 24.5 commencing with the first Contract Year following the expiry of the Exclusivity Period, if at the end of a Delivery Period in a Contract Year SCC shall have caused to be loaded onto Vessels less than the portion ("Prorated Tonnage") of the relevant year's Minimum Shipment Requirement which is in the same ratio to the Minimum Shipment Requirement as the relevant Delivery Period is to the Contract Year, SCC shall, within 30 days after each Adjustment Date, pay to RTI an amount (the "Quarterly Adjustment") equal to:

          (c) the Prorated Tonnage minus the tonnage actually loaded multiplied by the Throughput Rate then in effect less

          (d) the aggregate of all previous Quarterly Adjustments paid by SCC in respect of any prior Delivery Period in the same Contract Year.

If, in respect of any Delivery Period, the amount described in clause (d) above exceeds the amount described in clause (c) above, the amount of such excess shall be repaid by RTI to SCC within 30 days after the relevant Adjustment Date, together with interest from the date of receipt of such excess by RTI to the date of repayment thereof to SCC calculated at Prime Rate as from time to time varied during such period.

24.4 The Quarterly Adjustment provision in Section 24.3 will not apply if the variation from the Prorated Tonnage is equal to or less than 5% of the Prorated Tonnage, notwithstanding any provision of Section 24.3, nor will it apply to the Transition Period. For greater certainty, the Minimum Shipment Requirement must be met at the end of each Contract Year, whether or not the variation from that year's Minimum Shipment Requirement is equal to or less than 5% of such Minimum Shipment Requirement, and at the end of the Transition Period.

24.5 If a shortfall from the Prorated Tonnage is greater than an amount equal to 15% of one-quarter of the Minimum Shipment Requirement for the Contract Year, the Quarterly Adjustment provision in Section 24.3 will not apply if:

          (a) SCC has given Notice of a Force Majeure Event in accordance with the provisions of Part 26; and

          (b) RTI has agreed that a failure of SCC to meet the Prorated Tonnage will result from the Force Majeure Event.

24.6 SCC shall have the right to ship through the Coal Terminal up to 1,000,000 tonnes of sulphur (the "Maximum Annual Throughput") during each Contract Year of the Term.

25. INDEMNIFICATION

25.1 RTI will indemnify and save harmless SCC from any losses, costs, expenses, damages and liabilities which SCC may suffer or incur as a result of any negligent or wilful act or omission of RTI or the servants, employees, independent contractors or agents of RTI.

25.2 SCC will indemnify and save harmless RTI from any losses, costs, expenses, damages and liabilities which RTI may suffer or incur as a result of any negligent or wilful act or omission of SCC, the Railway, a Vessel which is to be transporting SCC's sulphur or any of the servants, employees, independent contractors of any one of such parties.

25.3 RTI is providing handling, storage and other services as specifically provided for in this Agreement. However SCC shall retain ultimate legal responsibility for the sulphur as its owner. SCC shall comply with all applicable laws, including the Waste Management Act, Transport of Dangerous Goods Act, Canadian Environmental Protection Act and all other applicable environmental laws and requirements of environmental agencies, with regard to the sulphur. SCC shall be responsible, as owner, for all environmental damage or impacts that may be caused by its sulphur, whether to the Facility or elsewhere. SCC shall indemnify and save harmless RTI from any losses, costs, cleanup orders or expenses, fines, penalties, damages and liabilities which may be caused to the Facility or suffered or incurred by RTI by or from SCC's sulphur.

26. FORCE MAJEURE

26.1 Neither party shall be liable to the other for any delay in or failure to perform its obligations hereunder (other than non-payment of money) if any such delay or failure is due to force majeure. In this Agreement "force majeure" means an act of God or the public enemy, acts or refusals to act of any governments or governmental agency in either its sovereign or contractual capacity, governmental restrictions or control on imports, exports or foreign exchange, freight embargoes, non-availability or mechanical breakdown or destruction of equipment vital to loading, forming, storage, transporting or unloading operations not caused by inadequate maintenance, fire, floods, tidal waves, earthquake, storm, slides, epidemics, quarantine restrictions, war declared or undeclared, revolution, riots, insurrections, hostilities, civil disturbances, strikes, walk-outs, work stoppages, lockouts, railroad obstructions or obstruction of ocean navigation, stoppages of labour, deliberate work slow downs, other labour difficulties, the taking of the Coal Terminal or Sulphur Terminal by lawful expropriation, other lawful ouster of RTI or SCC from the Sulphur Terminal or Coal Terminal or other lawful denial of rights of RTI or SCC or any other cause beyond the reasonable control of a party, but force majeure shall not include a lack of funds. The non-availability of labour (other than by reason of strikes and lock-outs) or materials and hindering subsurface conditions shall not be a cause beyond the control of SCC or RTI.

26.2 Each party shall have complete discretion in respect of the terms and conditions of labour contracts and in respect of settlement of labour disputes and the exercise of its discretion shall in no way prevent such party from being excused from performance by virtue of Section 26.1 nor cause an event specified in Section 26.1 to be deemed within such party's control.

26.3 SCC reserves the right that should RTI during any period of time be unable to perform its obligations due to one or more of the above occurrences, the sulphur shipped during such period of time may be loaded or unloaded through other terminal facilities and such tonnage so loaded shall be deducted from the Minimum Shipment Requirement.

26.4 If either party becomes aware of an event of force majeure ("Force Majeure Event"), it shall promptly notify the other party and within 10 days of the occurrence of a Force Majeure Event shall give written notice ("Notice") thereof to the other party:

          (a) describing the Force Majeure Event in reasonable detail and stating, to the extent reasonably practicable at such time, its estimate of the duration of the Force Majeure Event;

          (b) setting out in reasonable detail the obligations under this Agreement which cannot be performed as a result of the occurrence of the Force Majeure Event; and

          (c) containing particulars of the circumstances causing the party to be unable to perform its obligations under this Agreement as a direct result of the Force Majeure Event.

26.5 Within thirty (30) days after the end of each Contract Year, commencing in the Contract Year ending December 31, 2000 SCC may, if it shall have given Notice of one or more Force Majeure Events during such Contract Year, give a final notice ("Final Notice") to RTI that due to such Force Majeure Event or Events it has failed to ship the Minimum Shipment Requirement for such Contract Year.

26.6 The party which is prevented from performing its obligations under this Agreement by a Force Majeure Event shall use all reasonable commercial efforts to curtail, contain or remove the force majeure condition and to resume, with the least possible delay, compliance with its obligations under this Agreement.

26.7 If either party gives a Notice under Section 26.4 or if RTI receives a Final Notice from SCC under Section 26.5, and either party wishes to dispute the claim made in such Notice or Final Notice, as the case may be, that party shall, within 30 days of such receipt, refer the matter in dispute to a single arbitrator pursuant to Section 31 of this Agreement. The arbitrator so appointed shall decide whether the Force Majeure Event occurred and the extent, if any, to which the delay or failure on the part of the party giving Notice or Final Notice of the Force Majeure Event has been due to such Force Majeure Event.

26.8 If a party fails to give Notice or Final Notice as required under this Part 26, such party shall not be entitled to rely on this Part 26 to relieve it of its obligations to perform.

26.9 In the event SCC claims that its inability to deliver the Minimum Shipment Requirement is the result of a Force Majeure Event, and its claim is upheld by the arbitrator or otherwise agreed upon by RTI, any amounts paid by SCC in excess of the amounts otherwise payable shall be promptly refunded by RTI to SCC, with or without interest as determined by the arbitrator or agreed between the parties.

26.10 Each of RTI and SCC will designate, and if applicable SCC will cause the Railway to designate, senior operations personnel to a joint committee with a mandate to meet as soon as practicable following the giving of Notice of a Force Majeure Event and from time to time thereafter as such committee may consider desirable, for the purposes of reviewing any information relative to such Force Majeure Event made available to the committee by any party and assessing the circumstances of the Force Majeure Event. Such committee shall keep a written record of its meetings which shall be available to all parties in any subsequent arbitration proceedings.

27. INSURANCE

27.1 RTI shall carry and include in the throughput rate specified in Schedule "A" workers' compensation insurance for the protection of its employees and public liability insurance for the protection of third parties, as well as insurance for RTI's legal liability for damage to the Vessel and its equipment and for loss of or damage to sulphur. The public liability insurance shall be in an amount of not less than $10 million.

28. LIMITATION OF LIABILITY AND IMMUNITY

28.1 If SCC obtains a limitation of its liability or an immunity from damages from its Buyers or Suppliers or the persons engaged to ship its sulphur with respect to matters which in turn are the responsibility of RTI under this Agreement, SCC will include RTI as an express beneficiary as its interest appears.

28.2 To the extent permitted by applicable law, SCC shall provide RTI with a waiver of liability satisfactory in content to RTI and executed by each testing company utilizing the sampling plant and such testing company's employees in respect of damages while on the Facility. If such waivers are not provided for any reason other than illegality, SCC shall indemnify RTI against any and all claims, actions and proceedings in respect of such damages.

29. OPTION TO RENEW

29.1 The right of renewal granted by Subsection 29.2 may only be exercised in writing from SCC to RTI given by a date not later than 18 months before the expiry of the Term and provided that this Agreement has not been earlier terminated by any other provision hereof. Any renewal under Subsection 29.2 shall only be effective if and shall be conditional upon:

          (a)  the Phase I Sublease being renewed for the corresponding term;
               and

          (b) the Phase 11 Head Lease and the Phase II Sublease each being extended, replaced or renewed for a corresponding term both on terms satisfactory to RTI, in its sole discretion.

Subject to the foregoing, the giving of such notice shall without further act renew this Agreement for the period specified in Subsection 29.2.

29.2 Subject to Subsection 29. 1, SCC shall have the option to extend the Term for a period of ten years. The applicable throughput rate for the period of extension will be agreed by SCC and RTI at or about the time of exercise of the option and, failing agreement, will be arbitrated in the manner set out in
Section 31 and Schedule "A". The rates so determined will apply for the first five years of the period of extension. At the end of such five year period the parties shall agree upon the rates to apply to the second five year period of the extension period and failing such agreement the throughput rates for such period shall be arbitrated in the manner set out below in Section 31 and Schedule "A".

30. DEFAULT AND TERMINATION

30.1 Each of the following will be an event of default ("Event of Default") under this Agreement:

          (a) either party commits a material default in the performance of its obligations hereunder, notice has been given to such party by the other party specifying the default and such default remains unremedied, and:

                  (i) in respect of a failure to make a payment required under this Agreement, more than three business days has elapsed since the date that the notice of default is delivered to such party;

                  (ii) in any other case, more than 30 days have elapsed since the date that the notice of default is delivered to such party;

         (b) an event of default by either party occurs under either of the Subleases or under the Project Agreement; or

         (c) either party commits or becomes subject to any one or more of the following:

                   (i) if a party files of a petition in bankruptcy or for re-organization or for an arrangement pursuant to any applicable bankruptcy law or under any similar law, now or hereafter in effect, or is adjudged by a Court of competent jurisdiction a bankrupt or becomes insolvent or makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due or is dissolved or suspends payments generally of its obligations;

                   (ii) if a petition is filed proposing the adjudication of a party as a bankrupt or its re-organization pursuant to any applicable bankruptcy law or any similar law, now or hereafter in effect, and:

                           (A) the party affected consents to the filing thereof; or

                           (B) the petition is not discharged or denied within
                               60 days after the filing thereof or the petition is not diligently defended;

                   (iii) if a receiver, receiver-manager, trustee or liquidator (or other similar official) is appointed to take charge of a party or of all or substantially all of the business or assets of a party, and:

                           (A)  the party affected consents to such
                                appointment; or

                           (B)  the appointment is not discharged or
                                withdrawn or action is not diligently taken by that party to secure the discharge of that official within 60 days after the appointment.

30.2 Upon the occurrence of an Event of Default and at any time thereafter, the party who has not committed such Event of Default may:

          (a) terminate this Agreement, the Subleases and the Project Agreement by written notice to the other party to that effect, effective on a date specified in such notice, which date shall be not earlier than the date on which such notice is given; or

          (b) exercise any other right or remedy available to it, at law or in equity.

30.3 If either the Phase I Head Lease or the Phase I Sublease or the Phase 11 Head Lease or the Phase 11 Sublease is terminated or cancelled or the term of the Phase I Head Lease or the Phase I Sublease or the Phase 11 Head Lease or the Phase II Sublease expires and is not extended, replaced or renewed, RTI may, upon 14 days' written notice to SCC terminate this Agreement in which case SCC shall not be entitled to any compensation from RTI.

30.4 No remedy conferred on a party under this Agreement is intended to be exclusive. Each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or equity or by statute or otherwise. The exercise of any one or more remedies shall not preclude the simultaneous or later exercise by a party of any or all other such remedies. A party may by written instrument waive any breach by the other party of the terms of this Agreement. No course of dealing between the par-ties nor any delay in exercising any rights hereunder shall operate as a waiver of rights.

30.5 If a party is prevented by a Force Majeure Event from substantially performing its obligations under this Agreement for a period of 12 or more consecutive months, then the other party shall be entitled to terminate this Agreement by written notice to that effect to the party so prevented from performing its obligations.

31. ARBITRATION

31.1 If any dispute arising out of or in connection with this Agreement cannot be resolved through negotiation between the parties, the dispute shall be submitted to arbitration in accordance with this Subsection. If within 30 days after either party gives notice to the other of a dispute the parties agree upon a single arbitrator, the arbitration will be held before such arbitrator; otherwise, the arbitration shall be before a board of three arbitrators comprising one appointed by RTI, one appointed by SCC, and one appointed by the two arbitrators thus appointed. If RTI and SCC shall, after 14 days' notice, fail to appoint such arbitrator, or if the two arbitrators fail to appoint a third arbitrator within 14 days' from their own appointment, then upon application by either party, the arbitrator or third arbitrator, as the case may be, shall be selected in the manner provided in the Commercial Arbitration Act (Canada). The provisions of this Subsection 31.1 shall be deemed to be a "submission" to arbitration within the provisions of the Commercial Arbitration Act (Canada). The parties to this Agreement agree that the rules of the British Columbia International Commercial Arbitration Centre for the conduct of domestic commercial arbitrations shall not apply to such arbitration. The decision of the arbitrator (where a single arbitrator has been agreed upon) or a majority of the arbitrators (where three arbitrators have been appointed) shall be final and binding on the parties. The arbitrator(s) shall be required to render his, her or their decision within 60 days of the conclusion of the arbitration proceedings.

31.2 Any arbitrations shall be conducted in Vancouver, British Columbia unless otherwise agreed to.

32. TAXES

32.1 Any tax (excluding income tax), duty, charge or fee including but not limited to the federal Goods and Services Tax and amendments to or substitutions therefor now or hereafter levied by any government body having jurisdiction over the sulphur delivered and/or services performed under this Agreement, or required to be paid or collected by RTI by reason of the storage and handling of the sulphur hereunder, shall be paid by SCC in addition to any monies payable by SCC under this Agreement.

33. CONFIDENTIALITY

33.1 For the purposes of this Part 33, "Confidential Information" means collectively (i) information concerning the business or affairs of any party,
(ii) information concerning the Project or the transactions contemplated by this Agreement, (iii) negotiations and communications between the parties or their representatives, (iv) this Agreement and the agreement formed by its acceptance, and (v) all documents, materials, copies and adaptations relating to the foregoing, excluding in all cases information that is of public record or available to the public by reason other than disclosure involving breach of confidence or breach of confidentiality.

33.2 The parties agree as follows:

          (a) to use Confidential Information solely for the purpose of carrying out the purpose and intent of this Agreement and for no other purpose;

          (b) to keep all Confidential Information strictly confidential except as may be required by law, and provided that the parties may disclose Confidential Information, on a strictly confidential basis, to their respective officers, agents, employees, consultants, professional advisors, auditors and lenders and, with the consent of the other parties hereto, to third parties, to the extent such disclosure is necessary to carry out the purpose and intent of this Agreement;

          (c) to take all reasonable precautions necessary to prevent any unauthorized access to or use, disclosure or reproduction of Confidential Information; and

          (d) that all Confidential Information shall, as among the parties hereto, remain property of the party providing same, and upon termination of the agreement formed by acceptance of this Agreement and the Sublease and Operating Agreement (if executed and delivered), each party agrees to return on request all Confidential Information and all documents and materials containing Confidential Information provided by any other parties.

33.3 If at any time, notwithstanding the other provisions of this Section 33, one party hereto is obliged by law to release Confidential Information to third parties then the other party hereto shall be released from its obligations of confidentiality with respect to that same information and to the same extent of the first party's disclosure.

34. SEVERABILITY

34.1 If any provision of this Agreement is illegal or unenforceable in any relevant jurisdiction then such provision shall be deemed severable from every other provision of this Agreement and this Agreement shall remain in full force and effect save for any such provisions.

35. ASSIGNMENT

35.1 The rights of SCC under this Agreement shall not be transferred, assigned, sold, mortgaged, sublicensed, sublet or disposed of in any other manner, in whole or in part, to any other party without in any case first obtaining the prior written consent of RTI which consent may be withheld and there shall be no obligation upon the party withholding such consent, under any circumstances, to justify the withholding of its consent. Notwithstanding any such consent being given by RTI and such transfer, assignment, sale, mortgage, subletting, sublicensing or disposition being effected, SCC shall remain bound to RTI for the fulfillment of all of its obligations under this Agreement.

35.2 RTI may assign its rights and obligations under this Agreement without the consent of SCC and upon such assignment and the assignee's agreement to assume all the obligations on the part of RTI under this Agreement, RTI shall have no liability for any subsequent breach of any obligation on the part of RTI by the assignee.

35.3 If SCC is a corporation, the shares of which are not publicly traded on a stock exchange and if, by the sale or other disposition of its shares or securities, the control or beneficial ownership of such corporation is changed at any time after the execution of this Agreement without the prior written consent of RTI, RTI may, at its option, terminate this Agreement, the Subleases and the Project Agreement upon giving fifty (50) days' notice to SCC of its intention to terminate.

36. APPLICABLE LAW AND INTERPRETATION

36.1 This Agreement shall be governed by and construed under the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia. The provisions of this Agreement shall be construed as a whole according to their common meaning and not strictly for or against RTI or SCC. The plural shall include the singular. The masculine gender shall include the feminine. The definitions contained in this Agreement shall also apply to all schedules referred to herein and attached unless otherwise indicated. Time is of the essence of this Agreement and each of its provisions. Headings are included for convenience only, and shall have no effect upon the construction or interpretation of this Agreement or any of the schedules hereto.

37. METHOD OF NOTICE

37.1 All notices and other communications required or permitted hereunder shall be in writing and either physically delivered or sent by facsimile transmission (receipt confirmed) to the intended recipient as follows:

          if to RTI:     Post Office Bag 8000
                         Prince Rupert, British Columbia
                         V8J4H3
                         Attention: General Manager and Chief Operating Officer
                         Fax No.: 250-624-2389

          if to SCC:     Suite 620, Alberta Stock Exchange Tower
                         300 - 5th Avenue S.W.
                         Calgary, Alberta
                         T2P 3C4
                         Attention: Mr. Rod J. MacKenzie
                         President
                         Fax No.: 403-234-7706

or at such other addresses of which either party may from time to time notify the other in writing. Any notice, approval or other communication so given shall be deemed to have been given and received on the date on which it is delivered if delivered and on the day transmitted if confirmed by facsimile.

38. ENTIRE AGREEMENT

38.1 There are no covenants, agreements, conditions or representations relating to the subject matter of this Agreement subsisting between the parties hereto, except as expressly set forth or incorporated in, or contemplated by, this Agreement, the Subleases and Project Agreement or as concurrently or subsequently agreed in writing. All prior communications, discussions, representations, expressions of interest and, without limitation, the two letters of intent exchanged between SCC and RTI dated May 29, 1998 and June 1, 1998 are hereby superseded, cancelled and of no force or effect whatsoever.

39. REVIEW OF AGREEMENT TERMS

39.1 The parties agree to undertake a review of the terms of this Agreement six months from the date of first shipment of sulphur to a Vessel and to negotiate in good faith in an attempt to make any amendments or modifications which either party believes are reasonably required to address any circumstances not contemplated hereby which arise in

RTI's provision of terminal, storage, processing and shipping services for the Facility. In the event that the parties are unable to agree upon any proposed amendments then the terms of this Agreement shall continue in force unamended.

39.2 The parties agree that in the event that the capacity of the Sulphur Terminal is expanded to accommodate the annual shipment through the Sulphur Terminal of over 1,000,000 tonnes of sulphur the parties shall renegotiate the throughput guarantee, the minimum and maximum shipment requirements, the applicable throughput rates and the contents of Schedule "B" to this Agreement and, failing agreement, shall arbitrate such matters in the manner set out in
Section 31 and, if applicable, Schedule "A" to this Agreement.

40. COUNTERPARTS

40.1 This Agreement may be executed in any number of counterparts and delivered by facsimile, each of which counterparts shall together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which shall together be deemed to be an original, notwithstanding that all of the parties are not signatory to the same counterpart or facsimile.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement.

RIDLEY TERMINALS INC.

By:
          Authorized Signatory

By:
          Authorized Signatory

SULPHUR CORPORATION OF CANADA LTD.

By:
          Authorized Signatory

By:
          Authorized Signatory